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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to (a) the inclusion in this Current Report of UroHealth Systems, Inc. on Form 8-K/A and (b) the incorporation by reference in Registration Statements (Form S-8 No. 33-59918, 33-59916, 33-59920, 33-91900, 33-92684 and
333-19487) pertaining to the Davstar Industries Ltd. Stock Option Plan, 1992 Employee Stock Option Plan, the Non-Employee Directors Stock Option Plan, the Davstar Industries, Ltd. 1994 Stock Incentive Plan, Dacomed 1989 Stock Option Plan, 1996 Directors Non-Qualified Stock Incentive Plan, Employee Stock Purchase Plan, Advanced Surgical 1992 Stock Plan and Employee Reserved Stock Agreements of UroHealth Systems, Inc. of our report on Microsurge, Inc., which includes an explanatory paragraph related to the Company's ability to continue as a going concern, dated March 14, 1997 on our audits of the financial statements of Microsurge, Inc. as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996.


                                                /s/  COOPERS & LYBRAND L.L.P.
                                                ------------------------------
                                                Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 25, 1997